EXHIBIT 10.14

                            TENTH AMENDMENT OF LEASE

     THIS TENTH AMENDMENT OF LEASE ("Tenth Amendment") is made on June 25, 2002 between TRIZEC REALTY, INC., a California corporation ("Landlord"), whose address is 100 Colony Square, Suite 600, 1175 Peachtree Street, N.E., Atlanta, GA 30361 and CRYOLIFE, INC., a Florida corporation ("Tenant").

                                    RECITALS

     This Tenth Amendment is based upon the following recitals:

     A. Newmarket Partners III, Limited, a Georgia Limited Partnership ("Newmarket III"), as landlord and Tenant entered into a Lease dated February 13, 1986 ("Lease"), for the premises measuring approximately 6,989 rentable square feet and known as Suites 142 and 144 and a portion of Suite 140 located at 2211 Newmarket Parkway, Marietta, GA 30067 ("Premises").

     B. Newmarket III and Tenant amended the Lease by Amendment to Lease signed by Newmarket III on April 7, 1986; Amendment to Lease signed by Tenant on May 15, 1987; Second Amendment to Lease signed by Newmarket III on June 22, 1988; Third Amendment to Lease signed by Newmarket III on April 4, 1989; Fourth Amendment to Lease dated April 4, 1989; Fifth Amendment to Lease dated October 15, 1990; Sixth Amendment to Lease dated March 14, 1995; Seventh Amendment to Lease dated May 15, 1996 and Eighth Amendment to Lease dated November 18, 1998.

     C. Fashion Place Associates, Ltd. ("Fashion") subsequently succeeded to the interest of Newmarket III under the Lease.

     D. Fashion subsequently assigned its interest as landlord to TrizecHahn Centers Inc. ("TrizecHahn").

     E. TrizecHahn and Tenant amended the Lease by Ninth Amendment to Lease dated August 3, 2001 (Lease and Amendment(s) collectively, "Lease as amended").

     F. Landlord is successor in interest to TrizecHahn's interest as landlord under the Lease as amended.

     G. The Premises size currently measures approximately 18,837 rentable square feet and includes Suites 134, 136, 138, 140, 142 and 144 of the Building.

     H. Landlord and Tenant desire to further amend the Lease as amended to extend the term and otherwise amend the Lease as amended accordingly.

     THEREFORE, in consideration of the mutual covenants and agreements stated in the Lease as amended and below, and for other sufficient consideration received and acknowledged by each party, Landlord and Tenant agree to amend the Lease as amended as follows:

     1. RECITALS. All recitals are fully incorporated.

     2. EXTENSION OF LEASE TERM. The Lease Term for the Premises shall be extended for a three (3)-year period only, to begin January 1, 2003 and expire on December 31, 2005 ("Sixth Extension Term").

     4. RENTAL, COMMON AREA MAINTENANCE EXPENSES, TAX AND INSURANCE ESCALATION EXPENSES. Effective during the Sixth Extension Term, Tenant's obligation to pay Rental, Common Area Maintenance Expenses and Tax and Insurance Escalation Expenses shall be as follows with respect to the Premises.

          A. RENTAL. Effective during the Sixth Extension Term, Tenant shall pay Landlord monthly rental in advance on the first day of each month as follows:


                    Annual Rate Per Rentable        Amount of Rental Payable            Amount of Rental Payable
Lease Year                Square Foot                      Per Month                           Per Annum
        1                    $9.50                         $14,912.63                         $178,951.50
        2                    $9.69                         $15,210.88                         $182,530.53
        3                    $9.88                         $15,509.13                         $186,109.56


          B. COMMON AREA MAINTENANCE EXPENSES. Tenant shall reimburse Landlord for the cost of Common Area Maintenance Expenses (as described in Paragraph 4 of the Lease, "CAM") which shall be $0.83 per rentable square foot and subject to a 4% annual increase each calendar year; and

          C. TAX AND INSURANCE EXCALATIONS EXPENSES. In addition to Rental and CAM, Tenant shall continue to be responsible for tax and insurance escalation expenses with respect to the entire Premises in accordance with the terms and conditions of Paragraph 13 of the Lease; however, the base year with respect to determining tax and insurance escalation expenses for the Premises shall be the calendar year ending December 31, 2003.

     5. DELIVERY OF AND IMPROVEMENTS TO THE PREMSIES. Landlord shall provide and Tenant shall accept the Premises in "as-is" condition. No promises to alter, remodel or improve the Premises or Building and no representations concerning the condition of the Premises or Building have been made by Landlord to Tenant other than as may be expressly stated in the Lease as amended.

     6. HOLDOVER. Tenant understands that it does not have the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant's failure to vacate the Premises and deliver possession to Landlord as required by this Lease. If Tenant holds over after the expiration of the 5th Extension Term with Landlord's prior written consent, Tenant will be deemed to be a tenant from month to month, at a monthly Rental, payable in advance, equal to 150% of the monthly Rental payable during the 5th Extension Term, and Tenant will be bound by all of the other terms, covenants and


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

agreements of the Lease as amended as the same may apply to a month-to-month tenancy. If Tenant holds over after the expiration of the 5th Extension Term without Landlord's prior written consent, Tenant will be deemed a tenant at sufferance, at a daily Rental, payable in advance, equal to 200% of the Rental per day payable during the 5th Extension Term, and Tenant will be bound by all of the other terms, covenants and agreements of the Lease as amended as the same may apply to a tenancy at sufferance.

     7. BROKERS. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Tenant Amendment except TrizecHahn Colony Square GP LLC and Richard Bowers & Company ("Brokers"). Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Tenth Amendment. Pursuant to Georgia Real Estate Commission Regulation 520-1-108, TrizecHanz Colony Square GP LLC hereby discloses the following concerning this lease transaction: (1) TrizecHahn Colony Square GP LLC represents Landlord and not Tenant; (2) Richard Bowers & Company represents Tenant and not Landlord; and (3) both TrizecHahn Colony Square GP LLC and Richard Bowers & Company shall receive their compensation from Landlord. Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents claiming through the other party.

     8. CONFLICTING PROVISIONS. If any provisions of this Tenth Amendment conflict with any of those of the Lease as amended, then the provisions of this Tenth Amendment shall govern.

     9. REMAINING LEASE PROVISIONS. Except as stated in this Tenth Amendment, all other viable and applicable provisions of the Lease as amended shall remain unchanged and continue in full force and effect throughout the Lease Term.

     10. BINDING EFFECT. Landlord and Tenant ratify and confirm the Lease as amended and agree that this Tenth Amendment shall bind and inure to the benefit of the parties, and their respective successors, assigns and representatives as of the date first stated.




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

AFFIRMING THE ABOVE, the parties have executed this TENTH AMENDMENT OF LEASE on the date first stated.


WITNESSES                          LANDLORD:
                                   TRIZEC REALTY, INC., a California corporation

  /s/ Mardi Taft                   BY:      /s/ Robert R. Stubbs
------------------------              --------------------------
                                            Robert R. Stubbs
                                            Assistant Secretary
  /s/
                                   BY:      /s/ Stephen E. Budorick
                                            Stephen E. Budorick
                                            Vice President


                                   TENANT:
                                   CRYOLIFE, INC., a Florida corporation

  /s/ Felicia E. Trott             BY:      /s/ Albert E. Heacox
------------------------              --------------------------

                                   ITS:     Sr. V.P. Laboratory Operation
                                       ----------------------------------



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